EXHIBIT 10.23(c)

SECOND AMENDMENT TO EMPLOYMENT AND POST-EMPLOYMENT COVENANTS AGREEMENT
This Second Amendment to Employment and Post-Employment Covenants Agreement (“Amendment”) is made as of the 1st day of March, 2023 (the “Effective Date”) by and between Burger King Company LLC (successor in interest to Burger King Corporation) (the “Company”) and Joshua Kobza (“Kobza”) (each a “Party” and, collectively, the “Parties”), to that certain Employment and Post-Employment Covenants Agreement between the Parties dated as of February 9, 2015, as amended by that certain Amendment to Employment and Post-Employment Covenants Agreements dated as of January 23, 2019, and as such agreement may have been further amended from time to time, that governs the terms and conditions of Kobza’s employment with the Company (as amended, the “Agreement”). Unless defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, Kobza served as the Company’s Chief Financial Officer through January 21, 2018; the Company’s Chief Technology and Development Officer form January 22, 2018 through January 22, 2019, and the Company’s Chief Operating Officer from January 23, 2019 through February 28, 2023; and

WHEREAS, Kobza has been appointed to the position of Chief Executive Officer of the Company effective on the Effective Date, and the Parties desire to amend the Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is amended as follows, effective as of the Effective Date. The Parties acknowledge that this Amendment is not applicable to any period(s) prior to the Effective Date.

1.Responsibilities. Section 2(b) of the Agreement is deleted in its entirety and replaced with the following:
“2(b) Responsibilities. During the Employment Period, Executive shall have such duties and responsibilities as the Board of Directors (or any committee thereof) of the Company or its parent, Restaurant Brands International Inc. (any such Board or committee referred to as the “Board”) specifies from time to time (it being understood by the parties that, notwithstanding the foregoing, the Company is free, at any time and from time to time, to reorganize its business operations, and that Executive’s duties and scope of responsibility may change in connection with such reorganization). Executive shall devote all of Executive’s skill, knowledge, commercial efforts and business time to the conscientious and good faith

EXHIBIT 10.23(c)
performance of Executive’s duties and responsibilities for the Company and its Affiliates to the best of Executive’s ability.”
2.Base Salary. Section 3 of the Agreement is amended to change Kobza’s Base Salary to $900,000.
3.Annual Incentive Compensation. Section 4 of the Agreement is amended to change Kobza’s target bonus with respect to 2023 to two hundred percent (200%).
4.Miscellaneous. All provisions of the Agreement not modified by this Amendment remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute one and the same instrument. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

IN WITNESS WHEREOF, the Company and Kobza have executed this Amendment as of the dates listed below.

JOSHUA KOBZA Signature: Print Name:________________________ Date:	BURGER KING COMPANY LLC By: ___________________________________ Name:_________________________________ Title:__________________________________ Date: _________________________________